[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.12

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of October 25, 2019 (the “Effective Date”) by and among TSC, LLC, a Delaware limited liability company (“TSC”), Virgin Galactic, LLC a Delaware limited liability company (“VG”), Galactic Ventures LLC (“GV”) and Virgin Orbit, LLC, a Delaware limited liability company (“VO”).

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger (as amended from time to time) dated July 9, 2019, as amended on October 2, 2019 (the “Merger Agreement”) by and among Social Capital Hedosophia Holdings Corp. (which was renamed “Virgin Galactic Holdings, Inc.” prior to the consummation of the Mergers (as defined below)) (“Company”), Foundation Sub 1, Inc. (“Merger Sub A”), Foundation Sub 2, Inc. (“Merger Sub B”), Foundation Sub LLC, (“Merger Sub LLC”, and together with Merger Sub A and Merger Sub B, the “Merger Subs”), TSC Vehicle Holdings, Inc. (“TSCV”), Virgin Galactic Vehicle Holdings, Inc. (“VGVH”), VGH, LLC (“VGH”), Vieco 10 Limited (“V10”) and Vieco USA, Inc. (“VUSA”), the parties thereto have agreed, among other things, and in accordance with the terms and subject to the conditions set forth in the Merger Agreement, that, (i) Merger Sub A is to merge with and into TSCV, with TSCV continuing on as the surviving entity, (ii) Merger Sub B is to merge with and into VGVH, with VGVH continuing on as the surviving entity and (iii) Merger Sub LLC is to merge with and into VGH, with VGH continuing on as the surviving entity (collectively, the “Mergers”);

WHEREAS, prior to the Mergers, VO historically provided certain Services (as defined below) for VG and TSC, VG and TSC historically performed certain Services for VO and GV historically performed certain Services for VG and TSC as part of the same consolidated corporate group;

WHEREAS, pursuant to Mergers, VG and TSC are wholly-owned Subsidiaries of VG and are no longer members of the same consolidated corporate group with VO and GV;

WHEREAS, in order for the parties to continue to operate their respective businesses on and after the Closing, the parties have agreed to enter into this Agreement, pursuant to which a party (the “Service Provider” as indicated on a Service Schedule) shall provide certain Services to another party (the “Recipient” as indicated on a Service Schedule) on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises of the parties, and for good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and among the parties as follows:

1. DEFINITIONS. The defined terms used in this Agreement shall have the meanings set forth in this Section 1 or as defined elsewhere in the Agreement. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

1.1 “Additional Services” has the meaning set forth in Section 2.3.

1.2 “Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.3 “Closing” means the consummation of the Merger Agreement as described therein.

1.4 “Confidential Information” means any and all technical and non-technical information that VG or TSC provides or makes available to VO or that VO provides or makes available to VG or TSC, whether in written, oral, graphic or electronic form, that is marked or otherwise identified at the time of disclosure as confidential or proprietary, or that would reasonably be deemed in the context of its disclosure to be confidential or proprietary, including, the pricing and other terms and conditions on which Services are provided hereunder, trade secrets, know-how, designs, schematics, bills of material, customer lists, vendor lists, employee and contractor information, techniques, processes, software, technical documentation, specifications, plans or any other information relating to any research project, work in process, future development, technology and product roadmaps, scientific, engineering, manufacturing, marketing or business plan or financial or personnel matter relating to the Disclosing Party, its present or future products, services, sales, suppliers, customers, employees, investors or business.

1.5 “Disclosing Party” has the meaning set forth in Section 7.1.

1.6 “Disputed Amount” has the meaning set forth in Section 5.2.

1.7 “Facilities” has the meaning set forth in Section 2.10.

1.8 “Fees” has the meaning set forth in Section 5.1.

1.9 “Force Majeure Event” means acts of God, fire, explosion, flood, earthquake, natural disaster, pandemic, epidemic, acts of war, terrorism, nuclear disasters, riots, embargoes, civil disorder, or any other similar event, to the extent that each such event is beyond the reasonable control of the party claiming relief under Section 13.12.

1.10 “GDPR” has the meaning set forth in Section 7.5.

1.11 “Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

1.12 “Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

1.13 “GV Manager” has the meaning set forth in Section 3.4.

1.14 “Indemnified Party” has the meaning set forth in Section 10.1.

1.15 “Indemnifying Party” has the meaning set forth in Section 10.1.

1.16 “Intellectual Property Rights” means any rights in or the following: (a) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof; (b) registered and unregistered trademarks, logos, service marks, trade dress and trade names, pending applications therefor, internet domain names, together with the goodwill of a Person or any of its Subsidiaries or their respective businesses symbolized by or associated with any of the foregoing; (c) registered and unregistered copyrights, and applications for registration of copyright, including such corresponding rights in software and other works of authorship; and (d) trade secrets, know-how, processes, and other confidential information or proprietary rights.

1.17 “Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

1.18 “Losses” means losses, costs, judgments, awards, settlements, liabilities, damages and other penalties (including reasonable attorneys’ fees and costs).

1.19 “Managers” means, collectively, the TSC Manager, the VG Manager and/or the VO Manager, as applicable.

1.20 “Omitted Services” has the meaning set forth in Section 2.2.

1.21 “Pass-Through Expenses” means the reasonable and documented out-of-pocket expenses incurred by a Service Provider in the provision of Services to the Recipient, which shall be chargeable to the Recipient (provided that the Service Provider may not incur such expenses without the Recipient’s prior consent if they are not specified in a Service Schedule), but not including, unless specified in a Service Schedule, any overhead costs, profits or other mark-ups.

1.22 “Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

1.23 “Receiving Party” has the meaning set forth in Section 7.1.

1.24 “Recipient” has the meaning set forth in the Recitals as a receiver of Services.

1.25 “Service” means a set of tasks that a Service Provider will perform for the Recipient as further specified in a Service Schedule, including any Additional Services agreed upon by the parties pursuant to Section 2.3.

1.26 “Service Personnel” has the meaning set forth in Section 4.1.

1.27 “Service Provider” has the meaning set forth in the Recitals as a provider of Services.

1.28 “Service Schedule” means the written statements attached hereto as Schedule A, specifying the Services to be performed by a party, the term of such Service (the “Service Period”), any applicable deliverables, any applicable Fees, any Pass-Through Expenses, any designated Service Personnel and any other mutually-agreed terms applicable to the specified Service.

1.29 “Subcontractor” has the meaning set forth in Section 2.6.

1.30 “Subsidiary” means, with respect to a Person, a corporation or other entity of which more than 50% of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.

1.31 “Systems” has the meaning set forth in Section 2.9.

1.32 “Third Party Claim” means any actions, suits, claims, proceedings or demands brought by any third party.

1.33 “TSC Manager” has the meaning set forth in Section 3.3.

1.34 “VG Manager” has the meaning set forth in Section 3.1.

1.35 “VO Manager” has the meaning set forth in Section 3.2.

2. SERVICES.

2.1 Services. During the Term, in accordance with the terms of this Agreement, and in consideration of the Recipient’s payment of fees in accordance with Section 5, the Service Provider shall provide the Recipient the Services specified in the applicable Service Schedule during the applicable Service Period. Unless otherwise specified in the applicable Service Schedule, the Services shall be provided in a manner generally consistent with the manner, and with the same standard of care as, such Services were provided by the Service Provider during the twelve (12) months preceding the date of this Agreement. To the extent any of the provisions of a Service Schedule conflict with a provision of this Agreement, the provision of the Service Schedule shall prevail to the extent of such conflict. The Recipient acknowledges that the Service Provider may be providing similar services or services that involve the same resources as those used to provide the Services hereunder, to its internal organizations, its Affiliates, and third parties.

2.2 Omitted Services. If, within ninety (90) days following the Effective Date (or, for services that would not ordinarily occur within such period, on or before the date that is six (6) months from the Effective Date), a Recipient becomes aware of any service that has been provided to it in the ordinary course at any time during the twelve (12) month period prior to the Closing that is not reflected on Schedule A and was not terminated prior to the Effective Date by mutual agreement of the applicable parties (each such service, an “Omitted Service”), then the Recipient may notify the applicable Service Provider that such Omitted Service should be added to the applicable Service Schedule, the Omitted Service will become a “Service” under this Agreement, and the applicable Service Provider will resume provision of the same as soon as reasonably practicable. All costs of any Omitted Services shall be calculated and the relevant charges shall be paid by the Recipient in accordance with Section 5.1 on the same basis as the Fees.

2.3 Additional Services. From time to time after the Closing, the parties may identify additional services, which, upon mutual agreement, may be provided to a Recipient in accordance with the terms of this Agreement (the “Additional Services”). The applicable parties will execute and deliver an additional Service Schedule for each agreed-upon Additional Service setting forth a description of the Additional Service, the time period during which the Additional Service will be provided, the charge, if any, for the Additional Service and any other terms applicable thereto.

2.4 Modification of Services.

(a) The parties acknowledge that the scope or characteristics of the Services may change during the Term. Without limiting a party’s rights under Section 11 and subject to Sections 2.3(b), and 2.3(c), no modification will be implemented in the absence of written agreement between the affected parties to adopt a change by creating an amendment to the applicable Service Schedule.

(b) If a Service Provider reasonably believes that there will be a material change in the nature, performance or cost of a Service as specified in a Service Schedule: (i) as a result of any change in Law; (ii) because of an action by a third party upon whom the Service Provider depends for the performance of the Service; (iii) because the Service Personnel specifically listed in the applicable Service Schedule will be unable or unavailable to perform the Service as a result of their obligation to perform duties for the Service Provider or their termination or resignation from the Service Provider; (iv) because a software, technology or Intellectual Property Rights license is expiring or additional licenses are required; or (v) because of the Service Provider’s evolving business needs, the Service Provider shall promptly notify the Recipient in writing, describing the proposed modification, including any changes in the fees, delivery schedule or other material terms of such Service. The written notice shall also include a written proposal with suggested mitigations for the impact on the Recipient. The applicable Managers shall thereafter promptly negotiate in good faith any required changes to the applicable Service Schedule to account for such change (using reasonable efforts to minimize the effect of the change on the Service, including on the nature, performance and cost of the affected Service) and execute and deliver an amended Service Schedule. If the applicable Managers cannot agree to an amendment thereto, the dispute shall be escalated in accordance with Section 12. The Service Provider may terminate the applicable Service Schedule if the dispute cannot be resolved after good faith negotiation in accordance with Section 12.

(c) Notwithstanding any of the foregoing, the Service Provider may suspend the performance of a Service upon notice to the Recipient to the extent that the Service Provider has determined, in its reasonable judgment, that the continued performance of such Services would require the Service Provider to violate applicable Law, provided, that, Service Provider shall only suspend the portion of such Services as is necessary to comply with applicable Law and shall use commercially reasonable efforts to mitigate the impact of such suspension on the Recipient in accordance with the notice requirements set forth in Section 2.4(b).

2.5 Expenses. Except as set forth in a Service Schedule or otherwise provided in this Agreement, each party will bear its own expenses in connection with its obligations under this Agreement.

2.6 Subcontractors. The Services may be provided in whole or in part by Affiliates of the Service Provider or by third party subcontractors (each, a “Subcontractor”) selected by the Service Provider or its Affiliates, provided that (a) in the event such Subcontractor is inconsistent with past practices or such Subcontractor is not already engaged with respect to such Service as of the date hereof, the applicable Service Provider shall obtain the prior written consent of the

Recipient to hire such Subcontractor, such consent not to be unreasonably withheld, (b) the Service Provider shall remain responsible to Recipient for the performance of the Services by any third-party service provider, Subcontractor or by any of its Affiliates and (c) any such Subcontractors shall be under a contractual obligation with the Service Provider (under terms and conditions at least as restrictive as those in this Agreement) to (i) hold any Confidential Information received from the Recipient in confidence and to not disclose such Confidential Information to third parties, and (ii) to use and protect data of, or received from, the Recipient to the extent required by this Agreement.

2.7 Nature of Services. Each Recipient acknowledges and agrees that the Services are intended only to be transitional in nature, and that all Services shall be furnished by the Service Provider only during the applicable Service Period. Each Recipient agrees that following the end of the applicable Service Period, unless extended in accordance with the terms of the applicable Service Schedule, the Service Provider shall have no ongoing responsibility to perform any of the Services for the Recipient.

2.8 Parties’ Obligations. Each party, and its Affiliates if applicable, agree to co-operate with the other parties and their Affiliates, including by delivering to the other parties such information, materials, and assistance as are reasonably required or requested by such parties in connection with the performance and receipt of the Services and within such reasonable time limits as the requesting party shall from time to time prescribe. Each party, its Affiliates, and any Subcontractors shall be able to rely upon the actions of or written notice, information or materials supplied by the other parties’ Managers (in accordance with Section 3 herein), without further inquiry as to whether such Manager had authority to take any such action or make any such notice or provide such information or materials.

2.9 Access to Systems. If a Service Provider is given access, whether on site or through remote Facilities, to the Recipient’s computer systems, electronic data storage systems, or software (collectively, the “Systems”) in connection with the Services, the Service Provider shall comply with the applicable system security policies, information technology procedures, and user terms and requirements of the Recipient. The Service Provider shall access and use only those Systems for which the Recipient has granted access and shall use such Systems solely for the purpose of providing the applicable Services. The Service Provider shall not and shall cause each of its Affiliates and Subcontractors not to (a) break, bypass or circumvent, or attempt to break, bypass or circumvent, any security system of the Recipient or obtain access to any program or data other than that to which access has been specifically granted by the Recipient, or (b) knowingly or by reason of its gross negligence, introduce any computer virus or other malicious code into the information technology systems, software or hardware of the Recipient.

2.10 Access to Facilities. If a Recipient or Service Provider is given access to the facilities or equipment (collectively, the “Facilities”) of a Service Provider or a Recipient, as applicable, in connection with the receipt or provision of Services, they shall comply with the applicable Facility policies, operating instructions, and other procedures (including all procedures and instructions related to safety, security and access) as provided by the owner or operator of the Facilities. A Service Provider may only access and use the Facilities of a Recipient for purposes of providing the applicable Services. A Recipient may only access and use the Facilities of a Service Provider for purposes of receiving the applicable Services.

2.11 Third Party Consents. The parties shall use reasonable efforts to obtain any consent from a third party that is necessary in order for the Service Providers to provide any affected aspects of the Services. If any such consent is not obtained, the applicable Service Provider shall use reasonable efforts to obtain a mutually agreed reasonable alternative arrangement to provide the relevant aspect of the Services sufficient for the purposes of the applicable Recipient. Any costs and expenses payable to third parties in connection with the procurement of any consents pursuant to this Section 2.11 shall borne by the applicable Recipient. For the avoidance of doubt, in the event of a conflict between Section 2.4 and this Section 2.11, the terms and provisions of Section 2.4 shall prevail.

3. MANAGEMENT.

3.1 VG Manager. VG will appoint a VG employee (the “VG Manager”) who shall (a) have overall, day-to-day responsibility during the applicable Service Period for managing and coordinating the delivery of the Services; (b) subject to the supervision of VG management, be authorized to act for and on behalf of VG with respect to all matters relating to such Service; and (c) be the primary contact with the VO Manager and the GV Manager, as applicable. The VG Manager or the VG Manager’s designees will coordinate and consult with the VO Manager and the GV Manager, as applicable. VG may, at its discretion, and upon written notice to VO or GV, as applicable, designate other or additional individuals to serve in these capacities during the applicable Service Period. Each VG Manager will be set forth in the applicable Service Schedule.

3.2 VO Manager. VO will appoint an employee (the “VO Manager”) who shall (a) have overall, day-to-day responsibility during the applicable Service Period for managing and coordinating the receipt of the Services; (b) subject to the supervision of VO management, be authorized to act for and on behalf of VO with respect to all matters relating to this Agreement; and (c) be the primary contact with the VG Manager and the TSC Manager. The VO Manager or the VO Manager’s designees will coordinate and consult with the VG Manager and the TSC Manager. VO may, at its discretion, and upon written notice to VG and TSC, designate other or additional individuals to serve in these capacities during the applicable Service Period. Each VO Manager will be set forth in the applicable Service Schedule.

3.3 TSC Manager. TSC will appoint an employee (the “TSC Manager”) who shall (a) have overall, day-to-day responsibility during the Term for managing and coordinating the receipt of the Services; (b) subject to the supervision of TSC management, be authorized to act for and on behalf of TSC with respect to all matters relating to this Agreement; and (c) be the primary contact with the VO Manager and the GV Manager, as applicable. The TSC Manager or the TSC Manager’s designees will coordinate and consult with the VO Manager and the GV Manager, as applicable. TSC may, at its discretion, and upon written notice to VO or GV, as applicable, designate other or additional individuals to serve in these capacities during the Service Period. Each TSC Manager will be set forth in the applicable Service Schedule.

3.4 GV Manager. GV will appoint an employee (the “GV Manager”) who shall (a) have overall, day-to-day responsibility during the Term for managing and coordinating the receipt of the Services; (b) subject to the supervision of GV management, be authorized to act for and on behalf of GV with respect to all matters relating to this Agreement; and (c) be the primary contact with the VG Manager and the TSC Manager. The GV Manager or the GV Manager’s designees will coordinate and consult with the VG Manager and the TSC Manager. GV may, at its discretion, and upon written notice to VG and TSC, designate other or additional individuals to serve in these capacities during the Service Period. Each GV Manager will be set forth in the applicable Service Schedule.

4. PERSONNEL.

4.1 Personnel. The Service Provider will assign sufficient resources and such Service Provider’s (or its Affiliates’) employees and agents as are reasonably required to provide each of the Services in accordance with the standards set forth in Section 2.1, including any personnel specified in the applicable section of the applicable Service Schedule (the “Service Personnel”), provided, however, that a Service Provider of the Services described in Schedule A-1 and Schedule A-6 shall not be obligated to replace the Service Personnel performing such Services in the event that such Service Personnel cease to be employed by the Service Provider. In such event, the applicable Service Provider shall provide the applicable Recipient with prompt notice after becoming aware of such future cessation of employment and shall have no obligation to replace such Service Personnel to provide such Services.

4.2 Responsibility for Service Personnel. All Service Personnel will be deemed to be employees or representatives solely of the Service Provider (or its Affiliates or Subcontractors, as applicable) for purposes of all compensation and employee benefits and not to be employees or representatives of the Recipient. Service Personnel will be under the direction, control, and supervision of the Service Provider, and the Service Provider will have the sole right to exercise all authority with respect to the employment, termination, assignment, and compensation of such Service Personnel. The Service Provider (or its Affiliates or Subcontractors, as applicable) will be solely responsible for payment of (a) all income, disability, withholding, and other employment taxes and (b) all medical benefit premiums, vacation pay, sick pay, or other fringe benefits for any employees, agents, or contractors of the Service Provider who perform the Services, unless otherwise set forth in a Service Schedule.

5. FEES AND PAYMENT.

5.1 Fees. In consideration of Service Provider providing the Services, the Recipient shall pay the Service Provider the fees specified in the applicable Service Schedule (the “Fees”). All Fees will be stated and payable in U.S. Dollars and invoiced in accordance with Section 5.4.

5.2 Disputed Amounts. The Recipient will provide the Service Provider with notice of any good faith dispute regarding the Fees, which shall include the disputed amount (the “Disputed Amount”), and work in good faith to resolve any such disputes in an expeditious manner; in the meantime, the Recipient will pay the undisputed portion of any invoice hereunder and the Service Provider will continue performance of the Services. If the parties are unable to resolve any Disputed Amounts under this Section 5.2 within thirty (30) calendar days after notice to the Service Provider of the dispute, each party is free to seek relief as set forth in Section 12 of this Agreement.

5.3 Expenses. The Recipient shall be responsible for Pass-Through Expenses incurred by the Service Provider and invoiced to the Recipient in accordance with Section 5.4.

5.4 Payment; Invoices. Within thirty (30) days after the end of each calendar quarter, the Service Provider will submit one (1) invoice to the Recipient for any amounts payable by the Recipient under all applicable Service Schedules for the previous quarter; specifying, where applicable, the actual hours of the Services provided by relevant Service Personnel and itemizing the Fees and Pass-Through Expenses payable and to which Service each is applicable. To the extent that the Fees set forth in a Service Schedule are specified as being payable on an hourly basis, the Recipient shall only be obligated to pay for the actual hours of Services provided by the relevant Service Personnel during such calendar quarter. Subject to a party’s dispute right pursuant to Section 5.2, the Recipient will pay all amounts due pursuant to this Agreement within sixty (60) days after the receipt of the applicable invoice from Service Provider. Late payments will be subject to accrual of interest at one and one half percent (1.5%) per month or the highest rate permitted by applicable Law.

5.5 Taxes.

(a) All Fees paid by the Recipient to the Service Provider under this Agreement shall be exclusive of sales, use, value-added, goods and services, services, excise, consumption, transfer or similar taxes arising from the payment of such Fees to the Service Provider under this Agreement (“Covered Taxes”) required to be collected pursuant to applicable Law. For the avoidance of doubt, Covered Taxes shall not include any taxes measured by or imposed on gross or net income, or franchise taxes or other similar taxes, of the Recipient or its Affiliates or any Subcontractor.

(b) If any Covered Tax is assessed on the payment or receipt of the Fees paid under this Agreement pursuant to applicable Law, the Recipient shall, without duplication, pay directly, reimburse or indemnify the Service Provider for such Covered Tax.

(c) The Service Provider and the Recipient shall use reasonable best efforts, and shall cooperate with each other in good faith, to secure (and to enable the Recipient to claim) any exemption from, or otherwise to minimize, any Covered Taxes or to claim a tax refund therefor or tax credit in respect thereof, including by providing and making available to each other any resale certificate, information regarding out-of-state use of materials, services or sale, and other exemption certificates or information reasonably requested by the other party. Notwithstanding the foregoing in this Section 5.5, the Recipient shall not be responsible for any Covered Taxes to the extent that such Covered Taxes would not have been imposed if (i) the Service Provider was eligible to claim an exemption from or reduction of such Covered Taxes, (ii) the Recipient used commercially reasonable efforts to notify the Service Provider of such eligibility, and (iii) the Service Provider failed to timely claim such exemption or reduction. If the Service Provider (or any of its Affiliates) receives a tax refund or tax credit with respect to any Covered Taxes paid or borne by the Recipient under this Agreement, the Service Provider shall promptly pay the amount of such tax refund or tax credit (net of reasonable costs and expenses incurred in obtaining such tax refund or tax credit) to the Recipient.

5.6 Records. The Service Provider shall maintain true and correct records of all receipts, invoices, reports and such other documents relating to the Services hereunder in accordance with its standard accounting practices and procedures, consistently applied. Except as otherwise set forth in a Service Schedule, the Service Provider shall retain such accounting records and make them available to the Recipient’s authorized representatives and auditors for a period of not less than one (1) year from the closing of each calendar year; provided, however, that the Service Provider may, at its option, transfer such accounting records to the Recipient upon termination of an applicable Service under this Agreement.

5.7 Audit. The Recipient and/or its authorized representative may, no more than once per year during the Term and for one (1) year thereafter, and upon reasonable notice and during the Service Provider’s normal business hours, inspect and audit the books and records of Service Provider that are necessary for, and for the sole purpose of, evaluating Service Provider’s compliance with this Agreement or as is otherwise necessary to enable the Recipient and its Affiliates to discharge its obligations under applicable Law. The Service Provider shall, to the extent required by applicable Law, comply with any request of any Governmental Authority that regulates the Recipient to inspect and audit the books of the Service Provider. The Recipient shall be responsible for all actual, reasonable and documented Service Provider costs to provide access to the auditors pursuant to this Section 5.7.

6. INTELLECTUAL PROPERTY.

6.1 Limited License. Except as specifically set forth in a Service Schedule, no licenses are granted in this Agreement by any party under or to the Intellectual Property Rights of such party, except that, solely to the extent required for the provision or receipt of the Services in accordance with this Agreement, each party (the “Licensor”), for itself and on behalf of its Affiliates, hereby grants to the other party (the “Licensee”) (and the Licensee’s Affiliates) a non-exclusive, non-transferable (except as provided in Section 13.1), non-sublicenseable (except to third parties as required for the provision or receipt of Services, but not for their own independent use), royalty-free (and subject to export compliance regulations) worldwide license to use such Intellectual Property Rights of the Licensor in connection with this Agreement, but only to the extent and for the duration necessary for the Licensee to receive the applicable Service under the applicable Service Schedule. Upon the expiration of the applicable Service Schedule, or the earlier termination of such Service, in accordance with this Agreement, the license to the relevant Intellectual Property Rights used in connection with such Service will terminate and all licenses granted hereunder shall terminate immediately upon the expiration or earlier termination of this Agreement in accordance with the terms hereof. Upon the expiration or termination of the applicable Service Schedule (or a Service), the Licensee and the Licensee’s Affiliates shall cease use of the Licensor’s Intellectual Property Rights (or the Intellectual Property Rights related to such Service) pursuant to this Section 6.1 and shall return or destroy at the Licensor’s request all information or embodiments of such Intellectual Property Rights provided in connection with this Agreement. The foregoing license is subject to any licenses granted by others with respect to Intellectual Property Rights not owned by the parties or their respective Affiliates. If the Service Schedule specifies that the Service Provider will develop any technology or Intellectual Property Rights for Recipient, the Service Schedule will also specify which party will own the resulting work product and the Intellectual Property Rights therein.

6.2 Data. The Service Provider will ensure that data applicable to the Recipient’s business provided or generated after Closing is properly identifiable for purposes of separation, extraction, and migration of that data, and that reasonable and customary controls, access restrictions, and authorization regimes are established with respect to such data. At the Recipient’s reasonable request, given a reasonable period in advance of the applicable deadline, the Service

Provider agrees to logically separate such data from that of the Recipient and provide reasonable assistance necessary to avoid material delay in extraction of the Recipient’s data from the Service Provider’s information technology systems to enable separation or migration and use commercially reasonable efforts to accommodate applicable extraction timetables. The Recipient shall reimburse the Service Provider for all out-of-pocket costs and expenses incurred by such Service Provider in connection with such assistance.

7. CONFIDENTIALITY.

7.1 Obligations. TSC and VG on the one hand (individually or together as a “Receiving Party” or a “Disclosing Party”), and VO and GV on the other hand (individually or together as a “Receiving Party” or a “Disclosing Party”) will maintain in confidence all Confidential Information disclosed to it as a Disclosing Party. Each Receiving Party agrees not to use, disclose, or grant use of such Confidential Information except as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, each Receiving Party agrees to disclose the Confidential Information of the Disclosing Party only to its employees, agents, or Subcontractors who need to know such Confidential Information for the purposes of this Agreement and agrees to obtain prior agreement from its employees, agents, or Subcontractors to whom disclosure is to be made to hold in confidence and not make use of such Confidential Information for any purpose other than those permitted by this Agreement. Each Receiving Party agrees to use at least the same standard of care as it uses to protect its own most Confidential Information to ensure that such employees, agents, or Subcontractors do not disclose or make any unauthorized use, and there is otherwise no unauthorized disclosure or use, of such Confidential Information, but in no event less than reasonable care. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information.

7.2 Exceptions. The obligations of confidentiality contained in this Section 7 will not apply to the extent that it can be established by the Receiving Party that such Confidential Information: (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation to the Disclosing Party not to disclose such information to others; or (e) was developed independently by the Receiving Party without any use of the Disclosing Party’s Confidential Information.

7.3 Government Obligations. A Receiving Party will not be considered to have breached its obligations under this Section 7 for disclosing Confidential Information of a Disclosing Party to the extent required to satisfy any legal requirement of a Governmental Authority, provided that promptly upon receiving any such request, and to the extent that it may legally do so, such party: (a) advises the Disclosing Party prior to making such disclosure in order that the Disclosing Party may object to such disclosure, take action to ensure confidential treatment of the Confidential Information, or take such other action as it considers appropriate to protect the Confidential Information; and (b) uses reasonable efforts to not disclose Confidential Information that is not required to satisfy such legal requirement.

7.4 Duration. The obligations under this Section 7 shall apply with respect to any Confidential Information for a period of ten (10) years from the effective date of termination or expiration of this Agreement, unless, (a) with respect to any particular Confidential Information, the Disclosing Party in good faith notifies the Receiving Party that a longer period shall apply, in which case the obligations under this Section 7 with respect to such Confidential Information shall apply for such longer period, or (b) such Confidential Information includes trade secrets of a party in which case such trade secrets shall remain confidential for so long as such information remains a trade secret under applicable Law.

7.5 Data Protection. If the Recipient requests, or the nature of the Service requires, that the Service Provider must Process Personal Data (as such terms are defined in the Regulation 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (“GDPR”)) in the course of performing its obligations under this Agreement, the Recipient and Service Provider shall first ensure that they have taken all necessary steps to comply with the GDPR, including without limitation, by promptly entering into a GDPR-compliant Data Processing Addendum with the Recipient acting as a Controller and the Service Provider acting as a Processor with respect to the Processing of such Personal Data (as such terms are defined in the GDPR).

8. LIMITED WARRANTIES; WARRANTY DISCLAIMER.

8.1 Limited Warranties. Each of the parties hereby represents and warrants to the other that it is duly authorized and empowered to execute, deliver and perform this Agreement, and that such action does not conflict with or violate any provision of Law, regulation, policy, contract, deed of trust, or other instrument to which it is a party or by which it is bound and that this Agreement constitutes a valid and binding obligation of it enforceable in accordance with its terms. The Service Provider represents and warrants that the Services shall be performed in good faith, in accordance with applicable Law.

8.2 Compliance with Laws. In performing its duties under this Agreement, each of the parties shall at all times comply with all applicable international, federal, state, and local Laws and shall not engage in any illegal or unethical practices, including the Foreign Corrupt Practices Act of 1977 (or any applicable foreign equivalents) and any anti-boycott Laws, as amended, and any implementing regulations.

8.3 Disclaimer of Warranties. EACH PARTY ACKNOWLEDGES THAT THE APPLICABLE SERVICE PROVIDER IS NOT IN THE BUSINESS OF PROVIDING THE SPECIFIED SERVICES AS THE SERVICES TO THIRD PARTIES AND IS ENTERING INTO THIS AGREEMENT AS AN ACCOMMODATION TO THE APPLICABLE RECIPIENT IN CONNECTION WITH THE MERGER AGREEMENT. THEREFORE, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR A SERVICE SCHEDULE, THE SERVICE PROVIDER MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES, OR GUARANTEES RELATING TO THE SERVICES TO BE PROVIDED HEREUNDER OR THE QUALITY OR RESULTS OF THE SERVICES. ALL SERVICES PROVIDED HEREUNDER ARE PROVIDED ON AN “AS IS” BASIS, WITHOUT ANY WARRANTY OF ANY KIND. WITHOUT LIMITING THE FOREGOING,

THE SERVICE PROVIDER HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO MODIFY, LIMIT OR EXPAND ANY REPRESENTATION, WARRANTY OR COVENANT IN THE MERGER AGREEMENT.

9. LIMITATION OF LIABILITY. EXCEPT TO THE EXTENT SET FORTH OTHERWISE IN A SERVICE SCHEDULE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT WITH RESPECT TO BREACHES OF CONFIDENTIALITY, THE INFRINGEMENT OF A PARTY’S INTELLECTUAL PROPERTY RIGHTS, A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 10, OR LIABILITY RESULTING FROM A PARTY’S WILLFUL MISCONDUCT, GROSS NEGLIGENCE, OR FRAUD, (A) IN NO EVENT WILL A PARTY BE LIABLE TO THE OTHER PARTY HEREUNDER FOR ANY LOST PROFITS OR FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, IN CONNECTION WITH THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND (B) IN NO EVENT SHALL A PARTY’S CUMULATIVE LIABILITY ARISING OUT OF THIS AGREEMENT EXCEED [***]. Each of the parties agrees that in the absence of the aforementioned limitations of liability, the terms of this Agreement would be substantially different.

10. INDEMNIFICATION.

10.1 Indemnity. Except to the extent otherwise set forth in a Service Schedule, each Service Provider (the “Indemnifying Party”) agrees to indemnify and hold harmless each of the other parties and each of its and their respective employees, agents, stockholders, members, partners, officers and directors (each an “Indemnified Party”) from and against any Losses arising out of any Third Party Claims arising out of or resulting from [***].

10.2 Procedure. An Indemnified Party shall give the Indemnifying Party prompt written notice of any Third Party Claim for which indemnification is sought; provided that an Indemnified Party’s failure to promptly notify the Indemnifying Party will not affect the obligation to provide indemnification, except to the extent that the delay materially prejudices the Indemnifying Party’s ability or right to defend the Third Party Claim. The Indemnifying Party will defend any Third Party Claim with counsel of its own choosing (that is reasonably acceptable to the Indemnified Party) and settle such Third Party Claim as it deems appropriate; provided that the Indemnifying Party will not enter into any settlement that could adversely affect the Indemnified Party’s rights without such party’s prior written consent.

11. TERM AND TERMINATION.

11.1 Term. The term of this Agreement shall commence on the Effective Date and, unless extended by written agreement among the parties or terminated earlier pursuant to Sections 11.3 - 11.5, the Agreement shall continue until the termination or expiration of all Services described in a Service Schedule (the “Term”).

11.2 Service Period. The Service Period for each Service shall be as specified in the applicable Service Schedule.

11.3 Termination for Convenience.

(a) Except as otherwise set forth in the applicable Service Schedule, the Recipient may terminate a specific Service prior to the end of the applicable Service Period by providing the Service Provider with no less than ninety (90) days written notice unless a different period is set forth in the applicable Service Schedule.

(b) Except as otherwise set forth in the applicable Service Schedule, the Service Provider may terminate any Service upon ninety (90) days written notice unless a different period is set forth in the applicable Service Schedule if, after working with the Recipient and using reasonable efforts to implement a reasonable alternative arrangement to provide the relevant Services, (a) the applicable Service Personnel set forth in the applicable Service Schedule (or their replacement or equivalent) are no longer employed or retained by the Service Provider to provide services for its own benefit, or (b) the Service Provider no longer retains the equipment, Facilities or other necessary resources to provide such Service. To the extent that two (2) parties are required to act as a Service Provider, both Service Providers must terminate the applicable Service Schedule at the same time.

11.4 Termination for Cause.

(a) A Service Schedule may be terminated (i) by a non-breaching Recipient if a Service Provider breaches any material provision of such Service Schedule and (ii) by a non-breaching Service Provider if a Recipient breaches any material provision of such Service Schedule, and, in each case of clauses (i) and (ii), the breaching party (x) fails to cure such breach within thirty (30) days after receipt of written notice from the non-breaching party, describing such breach, and (y) has not demonstrated to the reasonable satisfaction of the non-breaching party that it is using ongoing good faith efforts to remedy the breach.

(b) This Agreement may be terminated (i) by a non-breaching Recipient if a Service Provider breaches any material provision of an applicable Service Schedule and (ii) by a non-breaching Service Provider if a Recipient breaches any material provision of the applicable Service Schedule, and, in each case of clauses (i) and (ii), such breach (A) is a result of the breaching Recipient’s or Service Provider’s (or its or their personnel’s), gross negligence or willful misconduct, or (B) pertains to the obligations of the breaching party under Sections 7 or 8.2 of this Agreement, and in each case the breaching party (x) fails to cure such breach within thirty (30) days after receipt of written notice from the non-breaching party describing such breach and (y) has not demonstrated to the reasonable satisfaction of the non-breaching party that it is using ongoing good faith efforts to remedy the breach.

(c) For the avoidance of doubt, however, in the event one party terminates a Service Schedule pursuant to Section 11.4(a) or the Agreement pursuant to Section 11.4(b), and the other two parties desire to continue to operate under the applicable Services Schedule or this Agreement, then subject to the written confirmation of the two remaining parties that they will continue the Service Schedule or this Agreement, the affected Service Schedule or this Agreement shall terminate as to the terminating party only and the affected Service Schedule or this Agreement will remain in effect as to the continuing parties mutatis mutandis.

(d) Except as provided in Section 11.4(c), to the extent that two (2) parties are required to act as a Service Provider, the termination by one Service Provider will result in the termination of the applicable Service Schedule.

11.5 Other Rights of Termination. VO or GV on the one hand and TSC and VG on the other hand, may immediately terminate this Agreement if: (a) VO or GV on the one hand or TSC or VG on the other hand, as applicable, is not able to pay its debts in the ordinary course of business, or shall admit in writing to its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors or any proceeding having sufficient legal and factual grounds shall be instituted by or against such party seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Law relating to bankruptcy, insolvency or reorganization, or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and such proceeding shall not be stayed or dismissed within sixty (60) days from the date of institution thereof, or (b) VO or GV on the one hand and TSC or VG on the other hand shall take any corporate action to authorize any of the actions set forth in clause (a) above.

11.6 Effect of Termination. If a Service Schedule or this Agreement is terminated, the applicable Service Provider shall have no further obligation to continue offering the applicable Service(s) and VG and TSC on the one hand, and VO and GV on the other hand shall, return any Confidential Information of the other in its or their possession or control received in the performance of the applicable Service(s) hereunder.

11.7 Survival. Sections 1 (Definitions), 5.6 (Records), 7 (Confidentiality), 8 (Limited Warranties; Warranty Disclaimer), 9 (Limitation of Liability), 10 (Indemnification), 12 (Dispute Resolution), and 13 (Miscellaneous) of this Agreement, and this Section 11.7 (Survival) shall survive any expiration or termination of this Agreement. In the event of termination, any amount outstanding and payable by a Recipient as of the date of the termination shall remain payable by the Recipient and due immediately upon termination.

12. DISPUTE RESOLUTION.

Without limiting the rights of a party under Section 13.11, if a party determines that another party has failed to perform its obligations under this Agreement, the VO Manager, VG Manager, GV Manager or TSC Manager, as applicable, will notify the other Managers of the deficiency in writing. Upon receipt of written notice, the applicable Managers will promptly consider a corrective action plan in person or by telephone or written correspondence and will attempt in good faith to agree to a mutually acceptable corrective action plan. If the applicable Managers cannot agree upon a corrective action plan within fifteen (15) days of the original notice date (unless a longer time period is agreed in writing by the applicable parties), then they will immediately escalate to appropriate senior executives in their respective organizations as necessary to resolve the dispute. If the senior executives are unable to resolve the dispute within thirty (30) days after the dispute is brought up to them (unless a longer period is agreed in writing by the applicable parties), a party shall have the right to institute proceedings in accordance with Section 13.10.

13. MISCELLANEOUS.

13.1 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, a party may assign this Agreement and its rights and obligations hereunder without the other parties’ consent to a successor in interest to such party, whether by operation of law or otherwise, upon any reorganization, merger, acquisition, change of control, or sale of all or substantially all of the assets of such party.

13.2 Relationship of the Parties. For purposes of this Agreement, the parties shall at all times be deemed to be independent contractors. It is agreed and understood that none of the parties hereto is the agent, representative or partner of any of the other parties and none of the parties hereto has any authority or power to bind or contract in the name of or to create any liability against any of the other parties in any way or for any purpose pursuant to this Agreement. Nothing contained in this Agreement shall be construed to give any of the parties hereto the power to direct and control the day-to-day activities of the other, constitute the parties as partners, joint venturers, principal and agent, employer and employee, co-owners, or otherwise as participants in a joint undertaking, or allow any of the parties to create or assume any obligation on behalf of any of the other parties for any purpose whatsoever.

13.3 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any third party other than the parties and their respective successors and permitted assigns, and no other third party shall be a third-party beneficiary under this Agreement or any of the provisions hereof.

13.4 Amendment; Waiver. This Agreement, including this Section 13.4, may be amended, supplemented or otherwise modified only by a written instrument executed by duly authorized officers of the parties. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by duly authorized officers of the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any actions or statement by the Managers or their designees, any investigation by or on behalf of any party or a failure or delay by any party in exercising any power, right or privilege under this Agreement, shall be deemed to constitute an amendment or a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein. The waiver any of the parties hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

13.5 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by email (in each case in this clause (d), solely if receipt is confirmed and, in the case of email, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to TSC, to:	If to VG, to:
TSC, LLC	Virgin Galactic, LLC
16555 Spaceship Landing Way	16555 Spaceship Landing Way
Mojave, CA 93501	Mojave, CA 93501
Attn: [***]	Attn: [***]
[***]	[***]

If to VO, to:	If to GV, to:
Virgin Orbit, LLC	Galactic Ventures LLC
Conant	16555 Spaceship Landing Way
Long Beach, CA	Mojave, CA 93501
Attn: [***]	Attn: [***]
[***]

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

13.6 Headings; Construction. The headings to the clauses, sub-clauses and parts of this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The terms “this Agreement,” “hereof,” “hereunder” and any similar expressions refer to this Agreement and not to any particular Section or other portion hereof. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, will be deemed to be followed by the words “without limitation.”

13.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

13.8 Export Control Regulations. The rights and obligations of the parties under this Agreement shall be subject in all respects to United States Laws as shall from time to time govern the license and delivery of technology abroad, including the United States Foreign Assets Control Regulations, Transaction Control Regulations and Export Control Regulations, as amended, and any successor legislation issued by any United States government agency or department including, but not limited to, the Department of State, the Department of Commerce, the Department of Treasury, International Trade Administration, or Office of Export Licensing.

13.9 Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.10 Governing Law; Jurisdiction.

(a) Unless otherwise specifically provided for in a Service Schedule, this Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(b) Any proceeding or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 13.10.

(c) Each of the parties acknowledges and agrees that any controversy which may arise under this Agreement and the transactions contemplated hereby is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably, unconditionally and voluntarily waives any right such party may have to a trial by jury in respect of any action, suit or proceeding directly or indirectly arising out of or relating to this Agreement or any of the transactions contemplated hereby.

13.11 Specific Performance. The parties acknowledge that the rights of each party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any of the parties, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, the parties agree that such non-breaching party shall have the right, in addition to any other rights and remedies existing in its favor at Law or in equity (subject to the other provisions of this Agreement), to seek to enforce its rights and another party’s obligations hereunder not only by an action or actions for damages (subject to Section 9) but also by an action or actions for specific performance, injunctive or other equitable relief (without posting of bond or other security), including any order, injunction or decree sought by any party to cause another party to perform its agreements and covenants contained in this Agreement.

13.12 Force Majeure. No party will be liable to any other party for any delay or nonperformance of its obligations under this Agreement arising from any Force Majeure Event, provided that the affected party (a) promptly notifies the other party in writing as soon as reasonably practicable of the cause of the delay or non-performance and the likely duration of the delay or nonperformance, (b) uses commercially reasonable efforts to limit the effect of that delay or non-performance on the other party and (c) resumes the performance of its obligations as soon as reasonably practicable after the removal of the cause. The applicable Service Period for any Service suspended under this Section 13.12 shall be automatically extended for a period of time equal to the time lost by reason of the suspension.

13.13 Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire understanding between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

IN WITNESS WHEREOF, each party has caused this Agreement to be executed by its duly authorized representative as of the date first written above.

VIRGIN ORBIT, LLC		TSC, LLC

BY:	/s/ Dan Hart	BY:	/s/ George Whitesides

NAME:	Dan Hart	NAME:	George Whitesides

TITLE:	Authorized Signatory	TITLE:	Authorized Signatory

VIRGIN GALACTIC, LLC		GALACTIC VENTURES LLC

BY:	/s/ George Whitesides	BY:	/s/ Evan Lovell

NAME:	George Whitesides	NAME:	Evan Lovell

TITLE:	Authorized Signatory	TITLE:	Authorized Signatory

[Signature Page to Transition Services Agreement]

SCHEDULE A

SERVICE SCHEDULES

Schedule A-1	Propulsion Engineering and Tank Design Support Services
Schedule A-2	Tank Manufacturing Services
Schedule A-3	[***] Office Space Access and Usage Services
Schedule A-4	[***] Office Space, Logistics and Welding Services
Schedule A-5	Business Development and Regulatory Affairs Services
Schedule A-6	Pilot Utilization Services
Schedule A-7	Finance and Accounting Services
Schedule A-8	IT Services
Schedule A-9	Insurance Advisory Services

Schedule A

1

SCHEDULE A-1

Propulsion Engineering and Tank Design Support Services

Service Provider:	VO

Recipient:	TSC

Service Period:	12 months from the Effective Date with the option of the Recipients to extend upon mutual agreement with VO and on 60 days written notice prior to the expiration of the initial 12-month period. The termination for convenience rights of the Service Provider in Section 11.3(b) of the Agreement shall not apply during the initial 12-month period, provided, however, that if the Service Personnel ceases to be employed by the Service Provider, Service Provider shall provide Recipient with prompt notice after becoming aware of such future cessation of employment and shall have no obligation to replace such Service Personnel to provide services under this Schedule A-1.

Service Personnel:	[***]

Project Managers:	VO Manager: [***] TSC Manager: [***]

Service Location:	[***]

Fees & Expenses:

Fees will be paid on an hourly basis for Services performed during the prior calendar quarter by the Service Personnel calculated as follows:

[***]

All out of pocket expenses, including any reasonable travel and lodging expenses for visits to TSC Facilities upon request, shall be subject to prior approval by the applicable Manager for the Recipient and treated as a Pass-Through Expense.

Dependencies on Recipient or on Third Parties:	N/A

Description of Services:	Service Personnel shall provide consulting services with respect to propulsion engineering and tank design as reasonably requested by TSC. VO shall ensure that the Service Personnel is made available, to the extent reasonable requested by TSC, for a minimum of [***] annually up to a maximum of [***].

Schedule A-1

1

Additional Terms:

1.  Coordination. The Managers shall coordinate with respect to scheduling of the performance of the Services by the Service Personnel to ensure that the Service Personnel is able to fulfill his responsibilities for each party in a timely manner.

2.  Intellectual Property Rights. Any Intellectual Property Rights conceived by Service Personnel in the performance of the Services under this Service Schedule (each, a “Deliverable”) shall be exclusively owned by the applicable Recipient, and VO hereby grants, conveys, transfers, and assigns to the Recipient all rights, title, and interest (including all Intellectual Property Rights) in and to such Deliverable. The Service Personnel shall not incorporate any Intellectual Property Rights of a third party or of VO in any such Deliverables.

3.  Insurance. During the Service Period the Recipient shall maintain adequate aviation liability insurance covering the professional activities of the Service Personnel contemplated by this Service Schedule. Recipient shall, subject to underwriter approval, name Service Provider as an additional insured on all such insurance policies of Recipient to the fullest extent provided for in the policies but no less than the minimum amount required by the relevant Governmental Authority, if applicable. The Recipient acknowledges and agrees that the Service Personnel shall not otherwise be subject to the Service Provider’s insurance coverage while providing the Services for the Recipient. Promptly following the Effective Date, Service Provider shall provide Recipient with a certificate of insurance showing Recipient as an additional insured on the policies set forth above.

4.  Indemnity. The Recipient agrees to defend the Service Provider against any Third Party Claims and to indemnify and hold the Service Provider harmless from and against any Losses from such Third Party Claims, in each case, arising out of or relating to [***].

Schedule A-1

2

SCHEDULE A-2

Tank Manufacturing Services

Service Provider:	VO

Recipient:	TSC

Service Period:

12 months from the Effective Date with the option of the Recipient to extend upon mutual agreement with VO upon 60 days written notice prior to the expiration of the initial 12-month period.

The termination for convenience rights of the Service Provider set forth in Section 11.3(b) of the Agreement shall not apply during the initial 12-month period.

Service Personnel:	N/A

Project Managers:	VO Manager: [***] TSC Manager: [***]

Service Location:	[***]

Fees & Expenses:

Access to Tank Manufacturing Facilities:

Fees will be charged on a time and materials basis as described below.

•  Small Tank Winding Equipment Fees: [***]

•  Large Tank Winding Equipment Fees: [***]

Technician Support:

•  The Fees for the Technician Support will be paid by Recipient on an hourly basis for Services performed during the prior calendar quarter by the Service Personnel calculated as follows:

[***]

Dependencies on Recipient or on Third Parties:	N/A

Description of Services:

Subject to the reasonable availability of the tank manufacturing Facilities based on Service Provider’s use of such Facilities on its own behalf, the following terms shall apply:

Service Provider shall provide access for TSC personnel to the tank manufacturing Facilities and materials located at the Service Location, including necessary attendant amenities, commensurate with such space and amenities provided to such TSC employees at the Service

Schedule A-2

1

Location during the six months prior to the Effective Date. Technician support will be provided for winding and monitoring the autoclave during the curing process.

Facilities and materials requirements are estimated as follows:

•  Small Tank Winding Services: [***]

•  Large Tank Winding Services: [***]

•  [***]

Additional Terms:

1.  Cooperation. The Managers shall coordinate with respect to scheduling of the performance of the Services by the Service Personnel to ensure that the Service Personnel are able to fulfill their responsibilities for each party in a timely manner.

2.  Insurance. During the Service Period the Recipient shall maintain adequate aviation liability insurance covering the tanks manufactured hereunder for both the current test flight programs and future commercial flight programs. Subject to underwriter approval, Recipient shall name Service Provider as an additional insured with respect to all such insurance policies of Recipient to the fullest extent provided for in the policies but no less than the minimum amount required by the relevant Governmental Authority, if applicable. The Recipient acknowledges and agrees that the Service Personnel shall not otherwise be subject to the Service Provider’s insurance coverage while providing the Services for the Recipient. Promptly following the Effective Date, Service Provider shall provide Recipient with a certificate of insurance showing Recipient as an additional insured on the policies set forth above.

3.  Indemnity. The Recipient agrees to defend the Service Provider against any Third Party Claims and to indemnify and hold the Service Provider harmless from and against any Losses from such Third Party Claims, in each case, arising out of or relating to [***].

Schedule A-2

2

SCHEDULE A-3

[***] Office Space Access and Usage Services

Service Provider:	VO

Recipient:	TSC

Service Period:	12 months from the Effective Date with the option of the Recipient to renew for subsequent additional 12-month periods upon 60 days written notice prior to the expiration of the then-current period.

Service Personnel:	N/A

Project Managers:	VO Manager: [***] TSC Manager: [***]

Service Location:	[***]

Fees & Expenses:

The Fees payable by the Recipient for the Services during a calendar quarter shall be equal to [***].

The agreed percentage of space at the Service Location utilized by TSC employees for calendar year 2019 shall be [***]. The estimated quarterly cost for TSC for 2019 is approximately [***]. Expenses are currently negligible.

Dependencies on Recipient or on Third Parties:	Recipient must provide an estimate of space required for any subsequent 12-month period no less than 60 days prior to the expiration of the then-current period if Recipient wishes to renew the Service for an additional period.

Description of Services:

VO shall provide office and/or hangar space, including necessary attendant amenities (such as internet access) for approximately [***] VG and TSC employees at the Service Location commensurate with such space and amenities provided to such VG and/or TSC employees at the Service Location during the 6 months prior to the Effective Date.

VO shall ensure appropriate badge access to the Service Location for the VG and TSC employees or their replacements upon reasonable request. Access shall be subject to reasonable access partitions.

Additional Terms:	N/A

Schedule A-3

1

SCHEDULE A-4

[***] Office Space, Logistics and Welding

Service Provider:	TSC

Recipient:	VO

Service Period:	One year from the Effective Date with the option of the Recipient to renew for subsequent additional one-year periods upon 60 days written notice prior to the expiration of the then-current period.

Service Personnel:	TSC logistics personnel TSC welding personnel

Project Managers:	VO Manager: [***] TSC Managers: • Logistics: [***] • Welding: [***]

Service Location:	[***]

Fees & Expenses:

Office Space

•  The Fees payable by the Recipient for the Office Space (described below) during a calendar quarter shall be equal to [***].

•  The agreed percentage of space at the Service Location utilized by VO employees for calendar year 2019 shall be [***]. The estimated quarterly cost for VO for 2019 is approximately [***].

Logistics Services

•  The Fees payable by the Recipient for the Logistics Services during a calendar quarter shall be [***]

Welding Services

•  The Fees for the Welding Services will be paid by Recipient on an hourly basis for Services performed during the prior calendar quarter by the Service Personnel calculated as follows:

[***]

Dependencies on Recipient or on Third Parties:	N/A

Schedule A-4

1

Description of Services:

Office Space

•  TSC shall provide office space, including necessary attendant amenities (such as internet access) for VO employees at the Service Location commensurate with such space and amenities provided to such VO employees at the Service Location during the six months prior to the Effective Date including:

•  [***]

•  TSC shall ensure appropriate badge access to the Service Location for the VO employees or their replacements upon reasonable request. Access shall be subject to reasonable access partitions and VO personnel shall only have access to [***].

Logistics Services

•  Service Provider shall provide logistics services including, but not limited to, storing materials, inbound or outbound mail processing, scheduling couriers, receiving inspection, shipping to test site, inventory and CDL driver and tractor support as requested by Recipient.

Welding Services

•  Service Personnel perform occasional quick weld-prep items for Recipient upon reasonable request subject to scheduling availability.

Additional Terms:	N/A

Schedule A-4

2

SCHEDULE A-5

Business Development and Regulatory Affairs Services

Service Provider:	VO

Recipient:	VG & TSC

Service Period:	12 months from the Effective Date with the option of the Recipient to renew for subsequent additional one-year periods upon 60 days written notice prior to the expiration of the then-current period.

Service Personnel:	[***] [***] [***]

Project Managers:	VO Manager: [***] VG Manager: [***] TSC Manager: [***]

Service Location:	[***]

Fees & Expenses:

The Fees payable by the Recipients for the Services during a calendar quarter shall be equal to: [***].

All out of pocket expenses shall be subject to prior approval by the applicable Manager for the Recipient and treated as a Pass-Through Expense.

Dependencies on Recipient or on Third Parties:	N/A

Description of Services:	Service Personnel shall strategically support and oppose interests related to commercial launch vehicles and the US launch market and perform governmental business development and administrative services.

Additional Terms:	The Managers shall coordinate with respect to scheduling of the performance of the Services by the Service Personnel to ensure that the Service Personnel are able to fulfill their responsibilities for each party in a timely manner.

Schedule A-5

1

SCHEDULE A-6

Pilot Utilization Services

Service Provider:	VG

Recipient:	VO

Service Period:	12 months from the Effective Date with the option of the Recipient to extend upon mutual agreement with VG and on 60 days written notice prior to the expiration of the initial 12-month period. The termination for convenience rights of the Service Provider in Section 11.3(b) of the Agreement shall not apply during the initial 12-month period, provided, however, that if the Service Personnel ceases to be employed by the Service Provider, Service Provider shall provide Recipient with prompt notice after becoming aware of such future cessation of employment and shall have no obligation to replace such Service Personnel to provide services under this Schedule A-6.

Service Personnel:	[***] [***]

Project Managers:	VO Manager: [***] VG Manager: [***]

Service Location:	[***] [***] [***] [***]

Fees & Expenses:

The Fees for the Pilot Services described below will be paid by Recipient on an hourly basis for Services performed during the prior calendar quarter by the Service Personnel calculated as follows:

[***]

All out of pocket expenses including any reasonable travel and lodging expenses for visits to any of the Service Locations upon request, shall be subject to prior approval by the applicable Manager for the Recipient and treated as a Pass-Through Expense.

Dependencies on Recipient or on Third Parties:	Recipients shall provide appropriate work space, equipment, and consents for Service Personnel at the applicable Service Location, as needed to perform the Services under this Service Schedule and shall be responsible for obtaining any necessary clearances or approvals in order for the Service Personnel to perform the Services for Recipient hereunder.

Schedule A-6

1

Description of Services:

Subject to the reasonable availability of the Service Personnel based on the Service Personnel’s obligation to perform duties on behalf of the Service Provider, Service Personnel shall be available for testing and operating Recipient’s [***] aircraft including [***].

Service Personnel must possess (i) an FAA Medical Certificate (Class 2) that is active and in good standing, (ii) an FAA Airplane Transport Pilot (ATP) License, with a [***] type rating that is active and in good standing for the duration of all Services, and (iii) the technical skills, qualifications and ability required to perform all Services, in each case for the duration of Service Period.

Upon reasonable request by the Recipient, the Service Personnel shall provide weekly or monthly status reporting for completed tasks or results of test flights in a format requested by the Recipient.

While performing the Services, the Service Personnel shall not operate under Service Provider’s supervision, direction or control. To that end, the Recipient shall provide all applicable instructions and technical direction necessary to execute the Services under this Services Schedule, including points of origin, destination, and any flight path or other relevant information as applicable to ensure the successful performance of the Services. Notwithstanding the foregoing arrangement, the parties agree that the Service Personnel shall remain employees of Service Provider and independent contractors with respect to Recipient, and Recipient shall have no right or authority to terminate any Service Personnel’s employment with the Service Provider during the Service Period.

Additional Terms:

1.  Coordination. The Managers shall coordinate with respect to scheduling of the performance of the Services by the Service Personnel to ensure that the Service Personnel are able to fulfill their responsibilities for each party in a timely manner.

2.  Insurance. During the Service Period the Recipient shall maintain adequate aviation liability insurance covering the professional activities of the Service Personnel contemplated by this Service Schedule. Recipient shall, subject to underwriter approval, name Service Provider as an additional insured on all such insurance policies of Recipient to the fullest extent provided for in the policies but no less than the minimum amount required by the relevant Governmental Authority, if applicable. The Recipient acknowledges and agrees that the Service Personnel shall not otherwise be subject to the Service

Schedule A-6

2

Provider’s insurance coverage while providing the Services for the Recipient. Promptly following the Effective Date, Service Provider shall provide Recipient with a certificate of insurance showing Recipient as an additional insured on the policies set forth above.

3.  Indemnity. The Recipient agrees to defend the Service Provider against any Third Party Claims and to indemnify and hold the Service Provider harmless from and against any Losses from such Third Party Claims, in each case, arising out of or relating to [***].

4.  Claims Release. VG shall execute and deliver (i) any Informed Consents required in order to comply with 14 CFR §460.9, and (ii) any Reciprocal Waiver of claims required in order to comply with 14 CFR §440.17. Additionally, VO shall obtain such Informed Consent and Reciprocal Waiver from any crew and its customers and such Informed Consents and/or Reciprocal Waivers, as applicable, shall cover all contractors (including Virgin Galactic, LLC).

Schedule A-6

3

SCHEDULE A-7

Finance and Accounting Services

Service Provider:	VG

Recipient:	VO

Service Period:	Effective Date through December 31, 2019.

Service Personnel:	[***] [***] [***]

Project Managers:	VO Manager: [***] VG Manager: [***]

Service Location:	[***] [***]

Fees & Expenses:

The Fees for the Finance and Accounting Services (described below) will be paid by Recipient as follows:

•  VG Accounting Staff: Fees will be paid [***].

•  Third Party Audit Fees: Passed through without markup as a Pass-Through Expense.

•  Third Party Tax Professional Fees: Passed through without markup as a Pass-Through Expense.

All out of pocket expenses shall be subject to prior approval by the applicable Manager for the Recipient and treated as a Pass-Through Expense.

Dependencies on Recipient or on Third Parties:	Services dependent on external consultants including [***].

Description of Services:

Service Provider shall provide Services related finance and accounting for the Recipient including:

•  Accounting at the VUSA or GV level

•  Consolidation, including monthly US GAAP and IFRS reporting

•  External reporting

•  Corporate tax provision

•  Other tax support

•  Audit Fees

•  Annual US GAAP financial statements, consolidated VUSA and/or stand-alone VO Holdings, Inc.

• Contract for income tax compliance, strategy and other tax support services from third parties.

Additional Terms:	N/A

Schedule A-7

1

SCHEDULE A-8

IT Services

(i) IT Services Provided by TSC

Service Provider:	TSC

Recipient:	VO

Service Period:

The Service Period for each of the IT Services described below shall be as follows:

•  Services 1 – 5, the Effective Date through October 26, 2019

•  Service 6, the Effective Date through November 9, 2019

•  Service 7, the Effective Date through January 26, 2020

•  Service 8, the Effective Date until such time as Recipient replaces the Service or the Service is no longer required by Recipient

Service Personnel:	[***]

Project Managers:	VO Manager: [***] TSC Manager: [***]

Service Location:	[***]

Fees & Expenses:	The Fees for Services 1 – 7 described below shall be equal to the fees charged by TSC to VO prior to the Effective Date. The Fees for Service 8 shall be equal to [***]

Dependencies on Recipient or on Third Parties:	Third party software licenses Access to third party systems

Description of Services:	1. Email • [***] 2. Spam Filter • [***] 3. Network • [***] 4. Data • [***] 5. Domain • [***] 6. Active Directory • [***] 7. SharePoint • [***] 8. Fiber network [***]

Additional Terms:	With respect to Service 6, all data and related information pertaining to Service Provider stored on the TSC Active Directory shall be considered the Confidential Information of Service Provider. Upon the expiration of the Service Period for Service 6, Recipient shall permanently delete all data of Service Provider from the TSC Active Directory copy and promptly provide evidence of such deletion reasonably acceptable to Service Provider.

Schedule A-8

1

(ii) IT Services Provided by GV

Service Provider:	GV

Recipient:	VG & TSC

Service Period:	12 months from the Effective Date with the option of the Recipient to extend the Service Period for so long as the third party agreements listed below remains in effect.

Service Personnel:	N/A

Project Managers:	GV Manager: [***] VG Manager: [***] TSC Manager: [***]

Service Location:	N/A

Fees & Expenses:	The Fees for the Services described below shall be passed through at cost without markup.

Dependencies on Recipient or on Third Parties:	Consent from [***], [***], and [***].

Description of Services:

Service Provider shall continue to provide the licenses and services under the following third party agreements in substantially the same manner as provided prior to the Effective Date:

[***]

[***]

[***]

Once each such agreement has been assigned or the Recipient no longer requires the licenses and services under such agreement, Service Provider shall no longer have the obligation to provide Services under such agreement.

Additional Terms:	N/A

Schedule A-8

2

SCHEDULE A-9

Insurance Advisory Services

Service Provider:	VG

Recipient:	VO

Service Period:	12 months from the Effective Date with the option of the Recipient to renew for subsequent additional 12-month periods upon 60 days written notice prior to the expiration of the then-current period.

Service Personnel:	[***]

Project Managers:	VO Manager: [***] VG Manager: [***]

Service Location:	[***] [***]

Fees & Expenses:

The Fees payable by the Recipients for the Services during a calendar quarter shall be equal to: [***].

All out of pocket expenses shall be subject to prior approval by the applicable Manager for the Recipient and treated as a Pass-Through Expense.

Dependencies on Recipient or on Third Parties:	N/A

Description of Services:	Liaise with insurance brokers with respect to pricing and coverage for insurance policies; provide consulting services for insurance-related questions and concerns, and support renewal and additions of insurance policies.

Additional Terms:	N/A

Schedule A-9

1

SCHEDULE A-10

Procurement Services

Service Provider:	VG

Recipient	TSC, VO

Service Period:	12 months from the Effective Date with the option of the Recipients to extend for so long as the third party agreement listed below remains in effect.

Service Personnel:	N/A

Project Managers:	VG Manager: [***] TSC Manager: [***] VO Manager: [***]

Service Location	N/A

Fees & Expenses	The Fees for the Services described below shall be passed through at cost without markup.

Dependencies on Recipient or on Third Parties:	N/A

Description of Services:

Service Provider shall continue to provide the opportunity for the Recipients to purchase products and services under the following third party agreement in substantially the same manner as provided prior to the Effective Date:

[***]

Additional Terms	N/A

Schedule A-10

1